Exhibit 99.2

RE/MAX HOLDINGS, INC. TO HOLD THIRD QUARTER

EARNINGS CONFERENCE CALL ON NOVEMBER 23, 2021

DENVER, November 22, 2021: RE/MAX Holdings, Inc. (the “Company” or “RE/MAX Holdings”) (NYSE:RMAX), parent company of RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage, the first national mortgage brokerage franchise brand in the U.S., will release preliminary financial results for the quarter ended September 30, 2021, after market close on Monday, November 22, 2021, and will host a conference call for interested parties on Tuesday, November 23, 2021, at 8:30 a.m. Eastern Time.

Interested parties can access the conference call using the link below:

https://event.on24.com/wcc/r/3531867/43BF24405667958B256097946472DB62

Interested parties are also able to access a live webcast through the Company’s Investor Relations website at http://investors.remaxholdings.com/. Please join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Investor Relations website for a limited time as well.

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About RE/MAX Holdings, Inc

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 140,000 agents in over 8,600 offices across more than 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 175 offices across almost 40 states.

Investor Contact:	Media Contact:
Andy Schulz	Samantha Rotbart
(303) 796-3287	(720) 352-1197
aschulz@remax.com	srotbart@remax.com